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                                                       FORM 8-K

                                          SECURITIES AND EXCHANGE COMMISSION
                                                WASHINGTON, D.C. 20549

                                                    CURRENT REPORT

                                        Pursuant to Section 13 or 15(d) of the
                                           Securities Exchange Act of 1934
                           Date of Report (Date of earliest event reported): April 27, 2004

                                                     CALTON, INC.
                                (Exact name of registrant as specified in its charter)

              NEW JERSEY                                1-8846                               22-2433361
    (State or other jurisdiction of            (Commission File Number)         (IRS Employer Identification Number)
            incorporation)


                                             2013 INDIAN RIVER BOULEVARD
                                              VERO BEACH, FLORIDA 32960
                             (Address of principal executive offices, including zip code)

                          Registrant's telephone number, including area code: (772) 794-1414
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Item 5.  Other Events and Regulation FD Disclosure

APPOINTMENT OF CHIEF FINANCIAL OFFICER

Calton, Inc. (the "Company" or "Calton") has announced that its Board of Directors has elected Laura A. Camisa as Chief Financial Officer and Treasurer for the Company, effective April 27, 2004. Ms. Camisa will be responsible for the day-to-day financial operations of the Company and its subsidiaries. She has been affiliated with the Company since February of 2000, as Senior Vice President of Strategic Planning of Calton, Inc. and Executive Vice President of eCalton.com, Inc.

The Company announced that Thomas C. Corley, who served as Chief Financial Officer prior to the election of Ms. Camisa, would remain as Senior Vice President of the Company's wholly owned subsidiary, PrivilegeONE Networks, LLC.

RESULTS OF ANNUAL MEETING

The Company held its Annual Meeting of Shareholders on April 27, 2004. At the meeting, shareholders reelected Frank Cavell Smith, Jr. to an additional four year term as a Director. In addition, shareholders approved an amendment to the Company's Amended and Restated Certificate of Incorporation which increases the number of authorized shares of the Company's Common Stock from 10,740,000 to 25,000,000 shares.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has fully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Calton, Inc.
                                       -----------------------------------------
                                       (Registrant)



                                   By: /s/ Laura A. Camisa
                                       -----------------------------------------
                                       Laura A. Camisa, Chief Financial Officer
                                       and Treasurer
Dated:  April 29, 2004


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